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                        FIRST AMENDMENT TO FOURTH AMENDED
                           AND RESTATED LOAN AGREEMENT

         This First Amendment to Fourth Amended and Restated Loan Agreement, dated as of September 22, 2000, by and between Citizens Bank of Massachusetts (herein "BANK"), and The J. Jill Group, Inc., a Delaware corporation, formerly DM Management Company (herein "BORROWER").

                                   WITNESSETH:

         WHEREAS, BANK and BORROWER are parties to that certain Fourth Amended and Restated Loan Agreement made as of August 7, 2000 by and between BANK and BORROWER (the "Loan Agreement"); and

         WHEREAS, BORROWER and the BANK wish to amend the Loan Agreement as more particularly hereafter set forth. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree that the Loan Agreement is hereby amended as follows:

         1.       The defined term "DEBT SERVICE COVERAGE" set forth in Section
                  1.01 of the Loan Agreement is hereby amended by adding in subsection (A)(iii) immediately after the words "taxes paid in cash" the words "net of refunds" so that as so amended, the defined term "DEBT SERVICE COVERAGE" in said Section 1.01 shall now read as follows:

                           "'DEBT SERVICE COVERAGE' shall hereafter mean the ratio of (A) the aggregate of the consolidated net earnings of BORROWER and its SUBSIDIARIES before interest expense, taxes, depreciation, amortization, rent and lease expense, and special one-time charges related to the discontinuance of that certain line of business known as, or referred to as, the "Nicole catalog concept" and other restructuring charges approved in writing by the BANK in its sole discretion, such net earnings specifically including interest income; less (i) UNFINANCED CAPITAL EXPENDITURES, less (ii) SHAREHOLDER PAYMENTS, less
                           (iii) taxes paid in cash net of refunds; to (B) the aggregate of (i) interest paid and (ii) the amounts of all maturities of long-term debt falling due in the twelve (12) month period succeeding the calculation date, including principal payments due on the REAL ESTATE LOAN plus (iii) rent and lease expense. Long Term Debt is amounts due in whole or in part more than 12 months after the incurring thereof; however, for the purposes of calculating this


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                           covenant the REVOLVING LOANS are specifically
                           excluded from Long Term Debt."

         2. Section 11.12 of the LOAN AGREEMENT is hereby amended by adding immediately at the end of said section the following sentence:

                           "For the purpose of this section only, the term 'current liabilities' shall not include ADVANCES."

         This Amendment shall take effect as of the date first above written.

         Except as hereby amended, the Loan Agreement is hereby ratified, confirmed and republished.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

Witness:                           THE J. JILL GROUP, INC.

/s/ Lori B. Leeth
------------------------------
                                   By:    /s/ Peter J. Tulp
                                          --------------------------
                                   Name:  Peter J. Tulp
                                          --------------------------
                                   Title: V.P. Corporate Controller
                                          --------------------------

Witness:                           CITIZENS BANK OF MASSACHUSETTS

/s/ Mary Alice Trottier
------------------------------      By: /s/ Lori B. Leeth
                                      ------------------------------------
                                      Lori B. Leeth, Senior Vice President


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